                                                                     EXHIBIT 3.2

                                    BYLAWS


                                      OF


                           REUNION INDUSTRIES, INC.

                               TABLE OF CONTENTS



     1.1  Registered Office..............................  1
     1.2  Other Offices..................................  1

                             ARTICLE II

                       STOCKHOLDERS MEETINGS

     2.1  Place of Meetings..............................  1
     2.2  Annual Meetings................................  1
     2.3  Special Meetings...............................  1
     2.4  Notice of Meetings.............................  2
     2.5  Waiver of Notice...............................  2
     2.6  Notice of Adjournments.........................  2
     2.7  Quorum                                           2
     2.8  Stockholders Entitled to Vote..................  3
     2.9  Stockholders May Vote in Person or by Proxy....  3
     2.10 Elections of Directors; No Cumulative Voting...  3
     2.11 Voting.........................................  4
     2.12 Voting List....................................  4
     2.13 Inspectors of Election.........................  4
     2.14 Informal Action by Stockholders................  4

                            ARTICLE III

                             DIRECTORS

     3.1  Number and Term of Office......................  5
     3.2  Vacancies......................................  5
     3.3  Place of Meetings..............................  5
     3.4  First Meeting..................................  5
     3.5  Regular Meetings...............................  6
     3.6  Special Meetings...............................  6
     3.7  Notice of Meetings.............................  6
     3.8  Waiver of Notice...............................  6
     3.9  Quorum.........................................  6
     3.10 Adjournment....................................  7
     3.11 Informal Action................................  7
     3.12 General Powers.................................  7

                                     (i)

     3.13 Committees.....................................  7
     3.14 Compensation of Directors......................  8
     3.15 Removal of Directors...........................  8
     3.16 Directors' Liability...........................  8

                             ARTICLE IV

                              OFFICERS
     4.1  Executive Officers.............................  8
     4.2  Agents or Employees............................  9
     4.3  Salaries.......................................  9
     4.4  Removal of Officers, Agents or Employees.......  9
     4.5  Chairman of the Board and President; Powers and
           Duties........................................  9
     4.6  Vice President: Powers and Duties.............. 10
     4.7  Secretary: Powers and Duties................... 10
     4.8  Treasurer; Powers and Duties................... 10
     4.9  Delegation of Officer's Duties................. 10

                              ARTICLE V

                       SHARES OF CAPITAL STOCK

     5.1  Certificates of Shares......................... 11
     5.2  Registered Stockholders........................ 11
     5.3  Transfer of Shares............................. 11
     5.4  Restriction on Transfer........................ 11
     5.5  Replacement of Certificates.................... 12

                              ARTICLE VI

                             RECORD DATE

     6.1  Directors May Fix Record Date.................. 12

                             ARTICLE VII

                    DIVIDENDS AND WORKING CAPITAL

     7.1  Dividends...................................... 12
     7.2  Reserve Fund................................... 12

                                     (ii)



                                 ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

     8.1  Corporate Records.............................. 13
     8.2  Execution of Written Instruments............... 13
     8.3  Telecommunications............................. 13
     8.4  Corporate Seal................................. 13

                              ARTICLE IX

                           INDEMNIFICATION

     9.1  Indemnification: Actions by Third Parties...... 14
     9.2  Indemnification: Actions by or in the Right of
           the Corporation............................... 14
     9.3  Advances....................................... 14
     9.4  Non-exclusivity................................ 14
     9.5  Insurance...................................... 15

                              ARTICLE X

                        AMENDMENTS OF BY-LAWS

     10.1  Amendments.................................... 15

                                     (iii)

                                     BYLAWS
                                       OF
                           REUNION INDUSTRIES, INC.,
                             A DELAWARE CORPORATION


                                   ARTICLE I

                                    OFFICES

          SECTION 1.1 Registered Office. The registered office of Reunion Industries, Inc., a Delaware corporation (the "Corporation"), in Delaware shall be Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

          SECTION 1.2 Other Offices. The Corporation may also have offices at such other places, both within or without the State of Delaware, as the Board of Directors may from time to time appoint or as the business of the Corporation may require.

                                   ARTICLE II

                             STOCKHOLDERS MEETINGS

          SECTION 2.1 Place of Meetings. All meetings of the Stockholders shall be held at the registered office of the Corporation or at such other place, within or without the State of Delaware, as the Board of Directors may from time to time determine.

          SECTION 2.2 Annual Meetings. An annual meeting of the Stockholders shall be held each year at such time and on such date as shall be designated by resolution of the Board of Directors for the election of Directors and the transaction of such other business as may properly be brought before the meeting; provided, however, that each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting.

          SECTION 2.3 Special Meetings. Special meetings of the Stockholders may be called at any time by the President, or a majority of the Board of Directors, or the holder or holders of not less than one-fifth of all the shares of capital stock of the Corporation outstanding and entitled to vote at the particular meeting. If called by the Stockholders, such request shall be in writing delivered to the Secretary of the Corporation and shall state the time, place and purpose or purposes of the meeting. On the written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary to call such meeting to be held not less than ten days nor more than sixty days after receipt of such notice. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may do so.

          SECTION 2.4 Notice of Meetings. Written notice of every meeting of the Stockholders shall be given by or at the direction of the person or persons authorized to call the meeting, to each stockholder of record entitled to vote at the meeting, at least ten days prior to the date named for the meeting, unless a greater period of notice is required by law in a particular case. Such notice need not be given to Stockholders not entitled to vote at the meeting unless such stockholders are entitled by law to such notice in a particular case. Notice shall be deemed to have been properly given to a stockholder when delivered to him personally, or when deposited in the United States mail with first class postage prepaid, and directed to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice; and a certificate or affidavit by the Secretary or an Assistant Secretary or a transfer agent shall be prima facie evidence of the giving of any notice required by these Bylaws. Such notice shall specify the place, day and hour of the meeting, and shall state the nature of the business to be transacted if required by law and to the extent required by law.

          SECTION 2.5 Waiver of Notice. Whenever any written notice is required to be given to a stockholder under the provisions of applicable law, by the Certificate of Incorporation, or by these Bylaws, a waiver thereof in writing, signed by him either before or after the time stated herein, and whether before or after the meeting, shall be deemed equivalent of due notice. Unless otherwise required by the Certificate of Incorporation or these Bylaws and except in the case of a special meeting, neither the business to be transacted at the meeting, nor the purpose of the meeting, need be specified in the waiver of notice of such meeting. Attendance of any person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except when a person entitled to notice attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          SECTION 2.6 Notice of Adjournments. On adjournment of an annual or special meeting of Stockholders, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting originally called.

          SECTION 2.7 Quorum. The presence, in person (including participation by telephone or similar communication as provided in Section 8.3) or by proxy, of the Stockholders entitled to cast at least a majority of the votes which all Stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering such matter at any meeting of the Stockholders for the election of Directors or for the transaction of other business, except as otherwise provided by law or these Bylaws. The Stockholders present at a duly-organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to leave less than a quorum. If, however, any meeting of Stockholders cannot be organized because a quorum has not attended, the Stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting to such time and place as they may determine, until such time as a quorum shall be present in person or by proxy.

          SECTION 2.8 Stockholders Entitled to Vote. Subject to the provision of this section and except as may be otherwise provided by law or by the Certificate of Incorporation, every shareholder shall have the right at every Stockholders' meeting to cast one vote for every share having voting power standing in his name on the books of the Corporation; and if, by law or by Certificate of Incorporation, holders of shares not having the right to vote shall be entitled to vote at a particular meeting by reason of the particular business involved, every such holder of shares without voting power shall, subject to the Certificate of Incorporation, be entitled to one vote for every share standing in his name on the books of the Corporation. In the event the Board of Directors shall fix a time, not less than ten or more than sixty days prior to the date of any meeting of Stockholders, as a record date for the determination of the Stockholders entitled to notice of and to vote at any such meeting, only such Stockholders as shall be Stockholders of record on the date so fixed shall be entitled to notice of, or to vote at, such meeting notwithstanding any transfer of shares on the books of the Corporation after such record date. If a record date shall not be fixed by the Board of Directors for a particular Stockholders' meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

          SECTION 2.9 Stockholders May Vote in Person or by Proxy. Every stockholder entitled to vote may vote either in person or by proxy. Every proxy shall be executed in writing by a stockholder, or by his duly-authorized attorney-in-fact and filed with the Secretary of the Corporation before or at time of meeting. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until notice thereof has been given to the Secretary of the Corporation. No unrevoked proxy shall be valid after eleven months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy, unless coupled with an interest, be voted on after three years from the date of its execution. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of such death or incapacity is given to the Secretary of the Corporation.

          SECTION 2.10 Elections of Directors; No Cumulative Voting. Elections for Directors need not be by ballot except on demand made by a stockholder at the election and before the voting begins there shall be no cumulative voting and Directors shall be elected by a plurality of the votes cast, in person or by proxy, at a meeting of Stockholders by the holders of shares entitled to vote therein.

          SECTION 2.11 Voting. When a quorum exists at any meeting, and unless otherwise provided by law, the Certificate of Incorporation or these Bylaws, the acts of the Stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all Stockholders present are entitled to cast shall be the acts of the Stockholders.

          SECTION 2.12 Voting List. The officer or agent having charge of the transfer books for shares of the Corporation shall make, at least ten days before each meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation, and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting, and shall be subject to the inspection of any stockholder during the whole time of the meeting.

          SECTION 2.13 Inspectors of Election. In advance of any meeting of Stockholders, the Board of Directors shall appoint Inspectors of Election, who may, but need not be, Stockholders to act at such meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the Chairman of any such meeting shall make such appointment at the meeting. The number of Inspectors shall be one or three. No person who is a candidate for office shall act as an Inspector. In case any person appointed as an Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board of Directors in advance of the convening of the meeting, or at the meeting by the person acting as Chairman. The Inspectors of Election determine
(i) the number of shares outstanding and the voting power of each, (ii) the shares represented at the meeting and the validity of proxies and ballots, (iii) the count of all votes and ballots and (iv) a record of the disposition to any challenges to any determination made by the Inspectors. The Inspectors shall also certify their determination of the number of shares represented at the meeting and their count of all votes and ballots cast. They shall make a written report of any matter determined by them and execute a certificate of any fact found by them. If there be three Inspectors of Election, the decision, act or certificate of a majority shall be effective in all respects as the decision, act, or certificate of all.

          SECTION 2.14 Informal Action by Stockholders. Except as may be otherwise provided by law or by the Certificate of Incorporation, notwithstanding anything to the contrary contained in these Bylaws, any action which may be taken at a meeting of the Stockholders may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall (A) be signed by Stockholders with a number of outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted and
(B) be filed with the Secretary of the Corporation.

                                 ARTICLE III

                                   DIRECTORS

          SECTION 3.1 Number and Term of Office. The business and affairs of the Corporation shall be managed by a Board of not less than three nor more than twelve Directors who shall be natural persons of full age. Initially, the number of Directors shall be four, and thereafter, it shall be such number as shall have been last specified by resolution (if any) of the Board of Directors. Directors need not be residents of Delaware or Stockholders of the Corporation. At each annual meeting, the Directors shall be elected by the Stockholders to serve for the term of one year until their respective successors shall be elected and shall qualify.

          SECTION 3.2 Vacancies. Vacancies in the Board of Directors, whether or not caused by an increase in the number of Directors, may be filled by a majority of the remaining members of the Board though less than a quorum or by a sole remaining director. In the event one or more Directors shall resign, effective at a future date, such vacancy or vacancies shall be filled by a majority of the remaining Directors though less than a quorum or by a sole remaining director. Each person so elected shall be a director until his successor is elected by the Stockholders, who may make such election at the next annual meeting of the Stockholders or at any special meeting duly called for that purpose and held prior thereto.

          SECTION 3.3 Place of Meetings. The meetings of the Board of Directors may be held at such places, within or without the State of Delaware, as a majority of the Directors may from time to time by resolution determine, or as may be designated in the notice or waiver of notice of a particular meeting; in the absence of specification, such meetings shall be held at the registered office of the Corporation.

          SECTION 3.4 First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately after the annual meeting of the Stockholders at the same location as the Stockholders' meeting for the purpose of organization, the election of officers and the transaction of other business, or such meeting may convene at such other time and place as may be fixed by resolution of the Stockholders adopted at the meeting at which the Directors were elected or by the written consent of all the Directors. If such meeting is held immediately after the Stockholders' meeting at which the Directors were elected, each director shall have received at least two days' written notice of the proposed meeting or shall have signed a written waiver of such notice.

          SECTION 3.5 Regular Meetings. Regular meetings of the Board of Directors may be held at such times as the Board may by resolution determine. If any day fixed for a regular meeting shall be a legal holiday, then the meeting shall be held at the same hour and place on the next succeeding secular day.

          SECTION 3.6 Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board or the President, and shall be called on the written request of any two or more Directors delivered to the Secretary. Any such request by Directors shall state the time and place of the proposed meeting, and on receipt of such request, it shall be the duty of the Secretary to promptly call such meeting. If the Secretary shall neglect to issue such call, the Directors making the request may issue the call.

          SECTION 3.7 Notice of Meetings. Regular meetings of the Board of Directors may be held without notice. If such meeting is to be held at other than the usual time and place, written notice of such meeting shall be given in the manner described herein. Notice of all special meetings shall be given by mailing the same by overnight mail at least forty-eight hours, or by telegraphing or telephoning the same, or by giving personal notice thereof at least forty-eight hours before the time named for such meeting. Any written notice herein required may be given to a director either personally, or by sending a copy thereof through the mail, or by telegram, charges prepaid, to his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. If the notice is sent by mail or by telegraph, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or the telegraph office for transmission to such person. Such notice shall specify the place, date and hour of the meeting, and shall also state the nature of the business to be transacted at the meeting if and to the extent required by law.

          SECTION 3.8 Waiver of Notice. Whenever any written notice is required by law or the Certificate of Incorporation or these Bylaws to be given to a director, a waiver thereof in writing, signed by him either before or after the time stated therein, and whether before or after the meeting, shall be deemed equivalent to notice. Attendance of any director at any meeting shall constitute a waiver of notice of such meeting, except when such director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

          SECTION 3.9 Quorum. At all meetings of the Board, a majority of the total Directors in office shall constitute a quorum for the transaction of business, and the acts of a majority of the Directors present (including participants by telephone or similar communication as provided in Section 8.3) at a meeting at which a quorum is present shall be the acts of the Board of Directors, except as may otherwise be specifically provided by law, by the Certificate of Incorporation or by these Bylaws.

          SECTION 3.10 Adjournment. Adjournment or adjournments of any regular or special meetings may be taken, and it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted thereat other than by announcement at the meeting at which such adjournment is taken. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting.

          SECTION 3.11 Informal Action. Notwithstanding anything to the contrary contained in these Bylaws, any action which may be taken at a meeting of the Directors or by the members of a committee duly appointed by the Board of Directors may be taken without a meeting, if a written consent setting forth the action so taken shall be signed by all of the Directors or the members of the committee, as the case may be, and shall be filed with the Secretary of the Corporation.

          SECTION 3.12 General Powers. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute, by the Certificate of Incorporation or by these Bylaws, directed or required to be exercised and done by the Stockholders. Without limiting the generality of the foregoing, the powers of the Board shall include the power to authorize increases in the Corporation's indebtedness and to mortgage and pledge its assets.

          SECTION 3.13 Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more of its members to constitute an executive committee which to the extent provided in such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it; provided, however, that no such committee shall have the power to amend the Certificate of Incorporation (except that a committee may, to the extent authorized by the resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided by the Delaware General Corporation Law (the "DGCL"), fix any of the preferences or rights of the shares), adopt an agreement of merger or consolidation, recommend the sale of all or substantially all the Corporation's assets or property to the Stockholders, recommend a dissolution of the Corporation or a revocation of dissolution to the Stockholders, or amend these Bylaws and provided further that, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its proceedings and report the same to the Board at each regular meeting of the Board.

          The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Unless an alternate has been designated and is present at the meeting, in the absence or disqualification of a member of the committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Vacancies in the membership of the committees shall be filled by the Board of Directors at a regular or special meeting of the Board.

          SECTION 3.14 Compensation of Directors. Directors may receive such reasonable compensation for their services as shall be provided by a resolution adopted by a majority of the Board of Directors.

          SECTION 3.15 Removal of Directors. A director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote in the election of Directors. At the meeting at which such director(s) are removed, the Stockholders may elect new director(s), in accordance with the provisions of these Bylaws to fill a vacancy or vacancies caused by the removal of such director(s). In case any vacancy so created shall not be filled by the Stockholders at such meeting, such vacancy may be filled by the Directors so provided in Section 3.2.

          SECTION 3.16 Directors' Liability. To the fullest extent permitted by the DGCL, now in effect and as amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its Stockholders for monetary damages for breach of a fiduciary duty as a director, provided that this section shall not eliminate or limit the liability of a director for (a) any breach of the director's duty of loyalty to the Corporation or its Stockholders, (b) acts or omissions not in good faith, (c) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (d) any transaction from which the director derived an improper personal benefit.

                                   ARTICLE IV

                                    OFFICERS

          SECTION 4.1 Executive Officers. The executive officers of the Corporation shall be elected annually by the Board of Directors and shall be a Chairman of the Board, a President, a Secretary and a Treasurer. One or more additional Vice Presidents, and such other officers and assistant officers also may be elected or appointed as the Board of Directors may authorize from time to time. Any number of offices may held by the same person, except that the President shall not also hold the office of Secretary. In addition to the powers and duties prescribed by these Bylaws, the officers and assistant officers shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board. The officers and assistant officers of the Corporation shall hold office until their successors are chosen and have qualified, unless they are sooner removed from office as provided by these Bylaws. The Board of Directors may add to the title of any officer or assistant officer a word or words descriptive of his powers or the general character of his duties. If the office of any officer or assistant officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

          SECTION 4.2 Agents or Employees. The Board of Directors may by resolution designate the officer or officers who shall have authority to appoint such agents or employees as the needs of the Corporation require. In the absence of such designation, this function may be performed by the Chairman of the Board or the President and may be delegated by him to others in whole or in part.

          SECTION 4.3 Salaries. The salaries of all officers of the Corporation shall be fixed by the Board of Directors or by authority conferred by resolution of the Board. The Board may fix the salaries or other compensation of assistant officers, agents and employees of the Corporation, but in the absence of such action, this function shall be performed by the Chairman of the Board or the President or by others under their supervision.

          SECTION 4.4 Removal of Officers, Agents or Employees. Any officer, agent or employee of the Corporation may be removed or his authority revoked by resolution of the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, if such removal or revocation shall be without prejudice to the rights, if any, of the person so removed to receive compensation or other benefits in accordance with the terms of existing contracts. Any agent or employee of the Corporation likewise may be removed by the Chairman of the Board or the President or, subject to their supervision, by the person having authority with respect to the appointment of such agent or employee.

          SECTION 4.5  Chairman of the Board and President; Powers and Duties.

          (a) The Chairman of the Board shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may from time to time be assigned to him by the Board of Directors or prescribed by these Bylaws.

          (b) Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the Chief Executive Officer of the Corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the Stockholders and in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors.
He shall be ex officio member of all the standing committees, including the executive committee, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

          SECTION 4.6 Vice President: Powers and Duties. The Vice President shall, in the absence or disability of the President, perform the duties and exercise the powers of the President; and if there be more than one Vice President, their seniority in performing such duties and exercising such powers shall be determined by the Board of Directors or, in default of such determination, by the order in which they were first elected. Each Vice President also shall have such powers and perform such duties as may be assigned to him by the Board.

          SECTION 4.7 Secretary: Powers and Duties. The Secretary shall attend all meetings of the Board and all meetings of the Stockholders and act as clerk thereof and record all the votes and minutes thereof in books to be kept for that purpose; and shall perform like duties for the executive committee of the Board of Directors when required. He shall give, or cause to be given notice of all meetings of the Stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board, the Chairman or the President. He shall keep in custody the corporate seal of the Corporation, and may affix the same to any instrument requiring it and attest the same. The Secretary shall enforce the restriction on the transfer of the Corporation's capital stock set forth in Article 5 of these Bylaws. In connection therewith, the Secretary shall supervise the Corporation's transfer agent and/or registrar:

          SECTION 4.8 Treasurer; Powers and Duties. The Treasurer shall be the chief financial officer and shall cause full and accurate accounts of receipts and disbursements to be kept in books belonging to the Corporation. He shall see to the deposit of all monies and other valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors, subject to the disbursement or deposition on orders signed in such manner as the Board of Directors shall prescribe. He shall render to the Chairman of the Board and to the Directors, at the regular meetings of the Board or whenever the Chairman of the Board or the Board may require it, an account of all his transactions as Treasurer and of the results of operations and financial condition of the Corporation. If required by the Board, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as may be satisfactory to the Board for the faithful discharge of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, records, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          SECTION 4.9 Delegation of Officer's Duties. Any officer may delegate duties to his assist (if any) appointed by the Board; and in case of the absence of any officer or assistant officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board may delegate or authorize the delegation of his powers or duties, for the time being, to any person.

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                                 ARTICLE V

                            SHARES OF CAPITAL STOCK

          SECTION 5.1 Certificates of Shares. Subject to requirements prescribed by law and the Certificate of Incorporation of the Corporation, the share certificates of the Corporation shall be in such form as shall be approved by the Board of Directors. All certificates representing shares shall be registered in the share register as they are issued, and those of the same class or series shall be consecutively numbered. Every share certificate shall bear the signature of the Chairman of the Board or the President or Vice President and of the Secretary or an Assistant Secretary or the Treasurer, and shall be sealed with the corporate seal. Whenever a certificate is countersigned by a transfer agent, one or both of the officers' or assistant officers' signatures and the seal may be in facsimile engraved or printed. In case any officer or assistant officer whose signature appears on any share certificate shall have ceased to be such because of death, resignation or otherwise, before the certificate is issued, it may be issued by the Corporation with the same effect as if he had not ceased to be such at the date of its issue.

          SECTION 5.2 Registered Stockholders. The Corporation shall be entitled to treat the registered holder of any share or shares as the holder thereof in fact and law and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as otherwise expressly provided by law.

          SECTION 5.3 Transfer of Shares. Shares of the Corporation shall be transferred only on the books of the Corporation upon the surrender to the Corporation or its transfer agent of the share certificate or certificates therefor, duly endorsed by the person named therein or accompanied by proper evidence of succession, assignment or authority to transfer such shares; provided no transfers of shares shall be made while the books of the Corporation are closed against transfers as hereinafter provided in these ByLaws. On transfer, the surrendered certificate or certificates shall be cancelled, a new certificate or certificates shall be issued to the person entitled thereto, and the transaction shall be recorded on the books of the Corporation.

          SECTION 5.4 Restriction on Transfer. Transfers of shares may be restricted in any lawful manner by law, by the Certificate of Incorporation or by contract if a copy of the contract is filed with the Corporation, provided that notice of the restrictions shall be typed or printed conspicuously on the share certificate.

          SECTION 5.5 Replacement of Certificates. The Board of Directors may direct a new share certificate to be issued in place of any share certificate theretofore issued by the Corporation and claimed to have been lost, destroyed or mutilated, on the claimant's

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furnishing an affidavit of the facts and, if required by the Board of Directors, a bond of indemnity in such amount or in open penalty and in such form, with such surety thereon, as the Board may approve for the protection of the Corporation and its officers and agents.

                                   ARTICLE VI

                                  RECORD DATE

          SECTION 6.1 Directors May Fix Record Date. The Board of Directors may fix a time not less than ten nor more than sixty days prior to (a) the date of any meeting of the Stockholders, or (b) the date fixed for payment of any dividend or distribution or for the allotment of rights, or (c) the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the Stockholders entitled to notice of, or to vote at, any such meeting, entitled to receive any such dividend, distribution or allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In any such case, only the Stockholders who are Stockholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, to receive such dividend, distribution or allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of shares on the books of the Corporation after the record date so fixed. The Board of Directors may close the books of the Corporation against the transfer of shares during the whole or any part of such period; and in any such case, appropriate notice of such closing shall be given to each Stockholder of record at the latest address appearing on the stock records of the Corporation or supplied by such Stockholder to the Corporation for the purpose of such notice.

                                  ARTICLE VII

                         DIVIDENDS AND WORKING CAPITAL

          SECTION 7.1 Dividends. Subject to the limitations prescribed by law and the provisions of the Certificate of Incorporation relating thereto, the Board of Directors, at any regular or special meeting, may declare dividends on the outstanding shares of the Corporation out of assets legally available for such dividends to such extent as the Board may deem advisable. Dividends may be paid in cash, in property, or in shares of capital stock of the Corporation.

          SECTION 7.2 Reserve Fund. Before payment of any dividend, there may be set aside out of earned surplus of the Corporation such sum or sums as the Board of Directors may, from time to time, in its absolute discretion, deem proper as a reserve fund to meet contingencies or for such other purposes as the Board shall deem conducive to the interests of the Corporation, and the Board may vary or abolish any such reserve fund in its absolute discretion.

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                                 ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

          SECTION 8.1 Corporate Records. The Corporation shall keep at its registered office or principal place of business an original or duplicate record of the proceedings of the Stockholders and of the Directors and the original or copy of its Bylaws, including all amendments and alterations thereto to date, certified by the Secretary of the Corporation, and shall keep at its registered office or principal place of business or at the office of a transfer agent within the State of Delaware an original or duplicate share register giving the names of the Stockholders and showing their respective addresses, the number and classes of shares held by each, the numbers and dates of the certificates issued thereto, and the numbers and dates of cancellation of all certificates surrendered for cancellation. The Corporation shall keep at its registered office or at its principal place of business complete and accurate books or records of account.

          SECTION 8.2 Execution of Written Instruments. All contracts, deeds, mortgages, obligations, documents and instruments, whether or not required by seal, may be executed by the Chairman of the Board or the President or a Vice President and attested by the Secretary or the Treasurer or an Assistant Secretary or Assistant Treasurer, or may be executed or attested, or both, by such other person or persons as may be specifically designated by resolution of the Board of Directors. All checks, notes, drafts and orders for the payment of money shall be signed by such one or more officers or agents as the Board of Directors may from time to time designate.

          SECTION 8.3 Telecommunications. One or more Directors or Stockholders may participate in a meeting of the Board, a committee of the Board or the Stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

          SECTION 8.4 Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words "Corporate Seal of Delaware." Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

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                                 ARTICLE IX

                                INDEMNIFICATION

          SECTION 9.1 Indemnification: Actions by Third Parties. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative (other than an action by or in the right of the Corporation) because he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, except when the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          SECTION 9.2 Indemnification: Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation to procure judgment in its favor because he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, except when the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

          SECTION 9.3 Advances. Expenses incurred by a director, employee, or agent of the Corporation or a person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding on receipt of an undertaking by or on behalf of such person to repay such amount, if it is ultimately determined that the person is not entitled to indemnification by the Corporation.

          SECTION 9.4 Non-exclusivity. The indemnification and advancement of expenses provided hereunder shall not be deemed exclusive of any rights to which a person seeking indemnification or advancement of expenses may be entitled under the DGCL, the Certificate of Incorporation, any agreement or vote of the Stockholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. The indemnification and advancement of expenses

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

provided hereunder shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person; provided, however, that the right to indemnification which any such person may have under any provision of the Certificate of Incorporation or these Bylaws shall be limited to the provisions thereof and hereof in effect at the time such person was acting as a director, officer, employee or agent.

          SECTION 9.5 Insurance. The Corporation may purchase and maintain insurance at its expense for the benefit of any person who is or was a director, officer, employee or agent of the Corporation against any expenses, liability or loss asserted against or incurred by him, whether or not the Corporation would have the power to indemnity such director, officer, employee or agent under the DGCL or other applicable law.

          In addition, the Corporation may operate a fund of any nature to secure its indemnification obligations.

                                   ARTICLE X

                             AMENDMENTS OF BY-LAWS

          SECTION 10.1 Amendments. Except as otherwise provided by law, these Bylaws may be altered, amended, supplemented or repealed by the affirmative vote of a majority of the Board of Directors or by the affirmative vote of the Stockholders holding at least a majority of the shares of capital stock entitled to vote in the election of directors, at any regular or special meeting of the Board or of the Stockholders, as the case may be, convened after notice of that purpose. Further, these Bylaws may be altered, amended, supplemented or repealed by unanimous written consent of all of the Directors or written consent of the Stockholders holding at least a majority of the shares entitled to vote thereon, without a meeting.

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